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                                                                             Home Equity Loan Backed GMACM Series 2001-HE2
                                                                                Payment Date    2/25/2004

Servicing Certificate                            Group 1A            Group 1B                        Group 2
Beginning Pool Balance                                119,465,448.00      121,224,739.26                   81,692,802.52
Beginning PFA                                                   0.00                0.00                            0.00
Ending Pool Balance                                   116,405,397.41      118,228,161.73                   78,507,419.06
Ending PFA Balance                                                 -                   -                               -
Principal Collections                                   4,434,061.13        4,918,562.00                    3,030,712.80
Principal Draws                                         1,471,283.36        1,968,173.01                               -
Net Principal Collections                               2,962,777.77        2,950,388.99                    3,030,712.80
Active Loan Count                                              5,211               2,588                           2,627

Interest Collections                                      517,976.25          524,923.11                      594,883.64

Weighted Average Net Loan Rate                              4.41860%            4.12900%                        8.37693%
Substitution Adjustment Amount                                  0.00                0.00                            0.00

                 Beginning            Ending                                                             Interest  Security
Term Notes        Balance             Balance          Factor       Principal      Interest   Shortfalls   %        Coupon
Class I - A - 1  117,076,139.04      114,045,252.53   0.5083227    3,030,886.51   128,783.75      0.00   10.71%        1.320%
Class I - A - 2  118,639,540.28      115,700,801.15   0.4529400    2,938,739.13   131,492.16      0.00   10.87%        1.330%
Class II - A - 1           0.00                0.00   0.0000000            0.00         0.00      0.00    0.00%        0.000%
Class II - A - 2           0.00                0.00   0.0000000            0.00         0.00      0.00    0.00%        5.220%
Class II - A - 3           0.00                0.00   0.0000000            0.00         0.00      0.00    0.00%        5.670%
Class II - A - 4           0.00                0.00   0.0000000            0.00         0.00      0.00    0.00%        6.370%
Class II - A - 5  33,141,583.80       31,742,172.67   0.6443149    1,399,411.13   189,404.15      0.00    2.98%        6.858%
Class II - A - 6           0.00                0.00   0.0000000            0.00         0.00      0.00    0.00%        0.000%
Class II - A - 7  44,784,909.45       43,668,801.86   0.3543539    1,116,107.59   231,761.91      0.00    4.10%        6.210%
Certificates         -                   -                -                  -  1,382,405.17     -        -           -

Loan Group 1A
Beginning Overcollateralization Amount                  2,389,308.96   Credit Enhancement Draw Amount             0.00
Overcollateralization Amount Increase (Decrease)          (29,164.08)  Unreimbursed Prior Draws                   0.00
Outstanding Overcollateralization Amount                2,360,144.88
Target Overcollateralization Amount                     2,360,144.88


Loan Group 1B
Beginning Overcollateralization Amount                  2,585,198.98   Credit Enhancement Draw Amount             0.00
Overcollateralization Amount Increase (Decrease)          (57,838.40)  Unreimbursed Prior Draws                   0.00
Outstanding Overcollateralization Amount                2,527,360.58
Target Overcollateralization Amount                     2,527,360.58


Loan Group 2
Beginning Overcollateralization Amount                  3,766,309.27   Credit Enhancement Draw Amount             0.00
Overcollateralization Amount Increase (Decrease)         (669,864.74)  Unreimbursed Prior Draws                   0.00
Outstanding Overcollateralization Amount                3,096,444.53
Target Overcollateralization Amount                     3,096,444.53


Liquidation Loss Amounts                         Loan Group 1A       Loan Group 1B                Loan Group 2

Beginning Loss Amount                                   1,101,849.59        1,270,193.85                    2,203,408.72
Current Month Loss Amount                                  97,272.82           46,188.54                      154,670.66
Current Month Recoveries                                    4,821.48           26,370.73                        2,009.69
Net Ending Loss Amount                                  1,194,300.93        1,290,011.66                    2,356,069.69


Loan Group 1A
Group                                                        Balance      of Loans                 of Balance
Delinquent Loans (30 Days)*                               814,262.13         29                       0.70%
Delinquent Loans (60 Days)*                               325,303.51         15                       0.14%
Delinquent Loans (90 Days)*                               339,216.28         11                       0.14%
Delinquent Loans (120 Days)*                              163,729.72          4                       0.07%
Delinquent Loans (150 Days)*                               94,024.57          6                       0.04%
Delinquent Loans (180 Days)*                               32,036.93          2                       0.01%
REO                                                                -          0                       0.00%
FC                                                         92,612.36          3                       0.04%
BK                                                      1,049,333.75          0                       0.45%

Loan Group 1B
Group                                                        Balance      of Loans                 of Balance
Delinquent Loans (30 Days)*                             1,292,170.61         22                       1.09%
Delinquent Loans (60 Days)*                               310,822.76          6                       0.13%
Delinquent Loans (90 Days)*                               144,061.55          3                       0.06%
Delinquent Loans (120 Days)*                              116,756.16          2                       0.05%
Delinquent Loans (150 Days)*                              106,437.30          3                       0.05%
Delinquent Loans (180 Days)*                              162,797.35          2                       0.07%
REO                                                                -          0                       0.00%
FC                                                        209,305.36          4                       0.09%
BK                                                      1,078,040.50         32                       0.46%

Loan Group 2
Group                                                        Balance      of Loans                 of Balance
Delinquent Loans (30 Days)*                             1,454,989.12         49                       1.85%
Delinquent Loans (60 Days)*                               375,424.15         16                       0.48%
Delinquent Loans (90 Days)*                               265,082.98          9                       0.34%
Delinquent Loans (120 Days)*                              130,767.22          5                       0.17%
Delinquent Loans (150 Days)*                              174,644.11          3                       0.22%
Delinquent Loans (180 Days)*                              172,454.93          4                       0.22%
REO                                                        28,740.23          1                       0.04%
FC                                                        251,106.85          9                       0.32%
BK                                                      2,838,758.76         88                       3.62%

*Delinquency Figures Do Not Include Foreclosures, REO and Bankruptcy.

Groups                                           Capitalized Interest Account LG1A       Capitalized Interest Account LG1B
Beginning Balance                                               0.00                                                0.00
Withdraw relating to Collection Period                          0.00                                                0.00
Interest Earned (Zero, Paid to Funding Account)                 0.00                                                0.00
Total Ending Capitalized Interest Account Balance as of Payment Dat-                                                   -
Interest earned for Collection Period                           0.00                                                0.00
Interest withdrawn related to prior Collection Period           0.00                                                0.00



                                                   Capitalized Interest Account LG2
                                                                           0.00
                                                                           0.00
                                                                           0.00
                                                                           0.00
                                                                           0.00
                                                                           0.00



Prefunding Account                               Loan Group 1A       Loan Group 1B                Loan Group 2
Beginning Balance                                               0.00                0.00                            0.00
Additional Purchases During Revoliving Period                   0.00                0.00                            0.00
Excess Of Draws over Principal Collections                      0.00                0.00                            0.00
Total Ending Balance as Of Payment Date                         0.00                0.00                            0.00
Interest earned for Collection Period                           0.00                0.00                            0.00
Interest Withdrawn related to prior Collection Period           0.00                0.00                            0.00

Funding Account                                  Loan Group 1A       Loan Group 1B                Loan Group 2
Beginning Funding Account Balance                               0.00                0.00                            0.00
Deposit to Funding Account                                      0.00                0.00                            0.00
Payment for Additional Purchases                                0.00                0.00                            0.00
To close funding remaining balance due note holders             0.00                0.00
Ending Funding Account Balance as of Payment Date               0.00                0.00                            0.00
Interest earned for Collection Period                           0.00                0.00                            0.00
Interest withdrawn related to prior Collection Period           0.00                0.00                            0.00


Cuurent Month Repurchases Units                                    0                   0                               0
Cuurent Month Repurchases ($)                                      -                   -                               -



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